Exhibit 10.1

YUANBAO INC.

2020 SHARE OPTION PLAN

SECTION 1. Purpose. The purpose of Yuanbao Inc. (元保控股有限公司) 2020 Share Option Plan (the “Plan”) is to motivate and reward those employees and other individuals who are expected to contribute significantly to the success of Yuanbao Inc. (元保控股有限公司) (together with its subsidiaries, the “Company”) to perform at the highest level and to further the best interests of the Company and its shareholders.

SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” means any Option granted under the Plan.

(b) “Award Agreement” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(c) “Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(d) “Board” means the board of directors of the Company.

(e) “Committee” means the compensation committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(f) “Director” means any member of the Company’s Board of Directors.

(g) “Disability” means, with respect to any Participant, “disability” as defined in such Participant’s employment agreement, if any, or if not so defined, except as otherwise provided in such Participant’s award agreement:

(i) a permanent and total disability that entitles the Participant to disability income payments under any long-term disability plan or policy provided by the Company under which the Participant is covered, as such plan or policy is then in effect; or

(ii) if the Participant is not covered under a long-term disability plan or policy provided by the Company at such time for whatever reason, then the term “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than 12 months. In this case, the existence of any such Disability will be certified by a physician acceptable to the Company.

(h) “Effective Date” means the later of (i) the date on which the Plan is adopted by the Board, (ii) the date on which the Plan is approved and adopted by the shareholders of the Company.

(i) “Fair Market Value” means (i) with respect to Shares, the closing price of a Share as stated in the daily quotations sheet of the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(j) “Group Companies” shall mean the Company and any subsidiaries or affiliates otherwise controlled (including through VIE Structure) by the Company, and each a, “Group Company”.

(k) “Option” means an option representing the right to purchase Shares from the Company, granted pursuant to this Plan.

(l) “Participant” means the recipient of an Award granted under the Plan.

(m) “Qualified IPO” means the listing of Shares resulting from a firm underwritten public offering of the Shares in the U.S. or in a similar listing of the Shares in another jurisdiction which results in such shares trading publicly on any Qualified Stock Exchange where the Company meets the listing requirements of such Qualified Stock Exchange.

(n) “Qualified Stock Exchange” means the Hong Kong Stock Exchange, New York Stock Exchange, NASDAQ Stock Market, A-Share Market or such other stock exchange approved by the Board.

(o) “Shares” means ordinary shares in the capital of the Company.

SECTION 3. Eligibility.

Any employee or any other individual who provides services to the Company or or any of its subsidiaries or affiliates as determined by the Committee shall be eligible to be selected to receive an Award under the Plan (an “Eligible Participant”), to the extent an offer of an Award or a receipt of such Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

Neither this Plan nor any Award will confer upon any recipient of an Award any right with respect to continuing such recipient’s relationship as an employee or service provider with the Company, nor will it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

SECTION 4. Administration.

(a) Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company and Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan.

(b) Composition of Committee. Subject to applicable law, the Board may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Options, and the Committee may delegate to another committee of the Board (which may consist of solely one Director) the authority to grant all types of Awards, in accordance with the law.

(c) Authority of Committee. Subject to the provisions of this Plan and the specific duties delegated by the Board to the Committee, and subject to the approval of any relevant authorities, the Committee will have the authority in its discretion:

(i) to designate Participants;

(ii) to determine the Fair Market Value;

(ii) to determine the type or types of Awards to be granted to each Participant under the Plan;

(iii) to determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;

(iv) to determine the terms and conditions of any Award including any performance criteria to be satisfied by the grantee and/or the Company before an Option can be granted or exercised;

(v) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vi) to determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii) to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii) to establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and

(ix) to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(d) Effect of Committee’s Decisions. All decisions, determinations and interpretations of the Committee under this Plan will be final and binding on all recipients and, if applicable, transferees of Awards under this Plan.

(e) Restrictive Covenants. The Committee may impose restrictions on any Award with respect to non-competition, no solicitation, confidentiality and any other events that it considers to be detrimental to the Company, and impose other restrictive covenants as it deems necessary or appropriate in its sole discretion. In the event that these restrictions are breached, the Committee may request the grantees to return all benefits made available to them under the Plan and such grantees shall ceased to be entitled to potential benefits intended to be made available to them under the Plan.

SECTION 5. Shares Available for Awards.

(a) The maximum number of Shares available for issuance upon exercise of Options to be granted under the Plan is 23,076,923. At all times during the term of this Plan and while any Awards are outstanding, the Company will retain as authorized and/or unissued ordinary shares at least the number of Shares from time to time required under the provisions of this Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

(b) If any Award, expires or terminates for any reason or becomes unexercisable without having been exercised or settled in full in Shares, the unpurchased Shares that were subject thereto which have not been settled shall again be, or shall become, available for issuance under the Plan. Shares that have actually been issued under this Plan will not be returned to this Plan and will not become available for future distribution under this Plan, except that if such Shares are repurchased by the Company and cancelled, such Shares will become available for future grant under this Plan.

SECTION 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The exercise price per Share under an Option shall be determined by the Committee at the time of grant.

(b) The term of each Option shall be fixed by the Committee.

(c) The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.

(d) The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker assisted cashless exercise or any combination thereof, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

SECTION 7. Effect of Termination of Service.

The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited, including by way of repurchase by the Company, in the event of a Participant’s Termination of Service.

SECTION 8. General Provisions Applicable to Awards.

(a) Awards shall be granted for such cash or other consideration, if any, as the Committee determines.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 8(c) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(d) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee, in his or her sole discretion, by using forms and following procedures approved or accepted by the Committee for that purpose.

SECTION 9. Amendments and Termination.

(a) Amendment or Termination of Plan.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Committee may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 13 of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect. In the event that the Plan is terminated, no further Options will be offered but the provisions of the Plan shall remain in full force in all other respects. All Awards granted prior to such termination shall continue to be valid and exercisable in accordance with the terms of the Plan.

(b) Dissolution or Liquidation. In the event of an effective resolution being passed for the voluntary winding-up dissolution or liquidation of the Company or an order of the court being made for the dissolution or liquidation of the Company, notice thereof shall be given by the Company to Participant with Options outstanding in full or in part at such date. If a Participant immediately prior to such event had any such outstanding Option, the Participant may by notice in writing to the Company within 30 days after the date of such resolution elect to be treated as if the Option (to the extent not already exercised) had been exercised immediately before the passing of such resolution either up to his or her entitlement or to the extent specified in the notice, such notice to be accompanied by a remittance for the full amount of the aggregate exercise price for the Shares in respect of which the notice is given, whereupon the Participant will be entitled to receive out of the assets available in the liquidation pari passu with the holders of Shares such sum as would have been received in respect of the Shares the subject of such election. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately upon the consummation of such action, unless otherwise determined by the Committee. The Shares to be allotted upon the exercise of an Option will be subject to all the provisions of the Articles of Association and will rank pari passu with the fully paid Shares in issue on the date the name of the Participant is registered on the register of members of the Company and accordingly will entitle each Participant to participate in all dividends and other distributions paid or made on or after the date the name of the Participant is registered on the register of members of the Company other than any dividend or other distribution previously declared or recommended or resolved to be paid or made if the record date thereof shall be before the date of allotment.

(c) Terms of Awards. The Committee may, subject to prior approval from shareholders of the Company, in the event that approval by the shareholders of the Company is required under any applicable law or stock market or exchange rules and regulations, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award (except where the alterations take effect automatically under the existing terms of the Plan); provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 13 of the Plan. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 10. Miscellaneous.

(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or any of its subsidiaries or affiliates may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable social security contributions, withholding taxes, source taxes and/or any other applicable taxes and contributions due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes; provided that if the Committee allows the withholding or surrender of Shares to satisfy a Participant’s social security contributions, withholding taxes, source taxes and/or any other applicable taxes and contributions, the Company shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for applicable tax purposes, including payroll taxes.

(e) If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

SECTION 11. Effective Date of the Plan. The Plan shall be effective as of the Effective Date.

SECTION 12. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the tenth year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 9(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 13. Cancellation or “Clawback” of Awards. The Company may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards which are granted to but not exercised by a Participant. Any Participant whose Awards are cancelled may be granted new Options in accordance with the provisions of the Plan provided that there are available unissued options and within the limit specified in Section 5.

SECTION 14. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the Cayman Islands, without application of the conflicts of law principles thereof.